                                                                  EXHIBIT 10.59


                               [MEDIATOUCH LOGO]


                               Purchase Agreement
                                     Between


-------------------------------------------------------------------------------------------------
VENDOR                                       CUSTOMER
OMT Technologies Inc.  T/A Media Touch       DMX Inc.
658 King Edward Street                       11400 W. Olympic Blvd. Suite 1100
Winnipeg, Manitoba R3H OP2                   Los Angeles, California, USA 90064-1507
Hereinafter referred to as "VENDOR"          Hereinafter referred to as the "CUSTOMER"
-------------------------------------------------------------------------------------------------
Agreement Number     980212-1      Date of Agreement      March 19, 1998     Project #   3080-720
-------------------------------------------------------------------------------------------------

WHEREAS, Customer desires to acquire certain audio, data processing equipment and/or software for its particular use and purposes; and

WHEREAS, Vendor desires to develop, provide and deliver such software to Customer in accordance with this Agreement and the Vendor Specification attached hereto and incorporated herein as Schedule A.

THEREFORE, Customer and Vendor mutually agree as follows:

1. EFFECTIVE DATE. This Agreement becomes effective when signed by Customer and Vendor.

2. TRANSACTION AND SCOPE. Vendor agrees to provide to Customer and Customer agrees to acquire from Vendor the following:

        a)      SOFTWARE. The software listed in Schedule C.

        b)      SERVICES. Services as listed in Schedule D.

        c)      SUPPORT. Support as listed in Schedule E.

3. COST. The purchase price/license fee for the items listed in Schedules B, C, D and E shall be

        a)      ($ 266,520.00               ) Dollars [X] US  [ ] Canadian

        b)      This price does not include all applicable sales taxes,

        c) This price does not include freight and delivery which is extra and borne by the Customer.

4. TITLE AND OWNERSHIP. Title and ownership of the various components and services comprising the system or any part or item thereof, or license rights in the software shall remain vested in the Vendor until the sooner of delivery acceptance, as the case may be, and payment at the times provided for in Schedule F has been made; at which time title, ownership and license rights shall vest in the Customer free and clear of any lien of encumbrance.

5.      NEEDS AND REQUIREMENTS. The parties hereto agree that:

        a) Customer has communicated its needs and requirements to Vendor and has indicated what, if any, unusual conditions or uses needed to be taken into account by Vendor in preparing its proposal;

        b) Vendor has evaluated the information supplied by Customer and has provided Customer with a detailed Vendor Specification (Schedule A) setting forth Vendor's understanding of Customer's needs and requirements as well as the items (including detailed specifications) which will satisfy the needs and requirements contained therein;

        c) The specifications set forth in the Vendor Specification shall be deemed to constitute the maximum specifications to be met by the items listed therein;

        d) Customer has carefully reviewed the Vendor Specification (Schedule A) and is satisfied that its needs and requirements are accurately and completely described, and that the items contained in Schedule A will satisfy these needs and requirements so long as the listed specifications are met. Any errors, omissions of ambiguities are not to deemed to result from the objectives set out by the Customer and shall be brought to the Customers attention by the Vendor for consideration.

6. PAYMENT SCHEDULE. The payment schedule for the items enumerated herein is set forth in Schedule F, which is attached hereto and made a part hereof.

7. IMPLEMENTATION SCHEDULE. Attached hereto as Schedule G, and made a part hereof, is a schedule of tasks and deliverables setting forth the time and manner in which the transactions under this Agreement are to be performed.

8. PERSONNEL. The personnel assigned by Vendor to implement the delivery and installation of the System shall be qualified to perform the tasks described in Schedules D and E.

9. CUSTOMER RESPONSIBILITIES. Customer shall be responsible for timely site preparation including, but not limited to, the provision of adequate electrical power and sufficient number and type of electrical outlets, dust and smoke control provisions, adequate furniture, and sufficient work space for Vendor's personnel to perform installation. Customer shall be responsible for equipment cabling except as specifically set forth herein to be provided by Vendor. I

----------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


10. CUSTOMER ACCEPTANCE. The System shall be deemed accepted by Customer when the System has been delivered, installed and made ready for use at Customer's site in accordance with the manufacturers installation and operating specifications; and Vendor and customer have tested to ensure that all included hardware and software will substantially meet the manufacturers specifications and those contained in the Vendor Specification and Customer has notified Vendor of Final Acceptance (as defined in the Rider) (Schedule A).

11. DOCUMENTATION. With the delivery of the System, Vendor shall include any published manuals or other documentation specifications supplied with the hardware or software by the manufacturer, developer or distributor for distribution to end user Customer.

12. TRAINING. Any training to be provided by Vendor to Customer or its employees shall be set forth in Schedule D; and any such training shall be conducted according to the timetable and at the location or locations set forth in Schedule D.

13. TITLE. Vendor warrants and represents that the System (software) and any documentation to be furnished pursuant to this Agreement shall be the property of Vendor and that Vendor shall be capable of transferring the title thereto, or, in the case of non Custom Portions (as defined in the Rider) of software and documentation, the license for the use thereof, to Customer.

14.     WARRANTIES.

        a) In addition to any express warranties set forth herein, Customer may be entitled to the benefit from certain limited warranties provided directly by the manufacturers, owners, publishers or distributors of these products. Vendor assumes no liability for, nor responsibility under, these third party warranties unless such liability or responsibility shall be specifically set forth herein.

        b) Customer hereby acknowledges and agrees that any warranties included herein do not extend or apply to Customer's use of any attachment, feature or software on or in conjunction with the System, or any item, element or component thereof, which has not been furnished pursuant to this Agreement or which has not been approved in writing by Vendor.

        c) Customer understands and agrees that Vendor, Vendor's supplier or suppliers, and the manufacturers, developers or distributors of the items, elements and components of the System are not engaged in a joint venture and, subject to Article 15, that Vendor has no intention, obligation or duty to warrant and/or represent the quality, performance and condition of such deliverables on their behalf.

15. RISK OF LOSS. All risk of loss or damage to the System, or any item, element or component thereof, shall be borne by the party upon whose premises the System is located at the time of such loss or damage. In the event the loss or damage occurs during shipping or delivery, the party in charge of arranging for such shipping or delivery shall bear the responsibility for the loss or damage. Customer agrees, upon delivery of any item, element or component of the System, and prior to the transfer of title and/or license rights, to insure such deliverables pursuant to the policy of conventional commercial fire insurance with extended coverage of other risks sufficient to protect Vendor's interest in such items, elements or components of the System.

16. DELAYS. Customer acknowledges that the products provided pursuant to this Agreement may have to be ordered from and be made subject to delivery by manufacturers, distributors, wholesalers, or transport companies not subject to the control of Vendor. Vendor agrees to provide Customer with its best estimate of the time of delivery of each ordered item. However, Vendor and Customer shall not be liable for any damages, whether direct, indirect, special, incidental, consequential, exemplary or of any other nature, for delay in delivery or installation, or for the failure to give notice of such delay, when delay is due to factors beyond the reasonable control of such party, including, but not limited to, delays in transportation, delays due to labor strife, acts of God, or delays in delivery by manufacturers, distributors or other third-party Vendors. In addition, Vendor and Customer shall not be liable for any delay which shall be due to or reasonably within the control of the other party, whether by the other party's action or inaction.

17. TAXES. Customer hereby agrees to be responsible for and to pay any and all sales taxes levied by federal, provincial, state or local governments, and such taxes shall be collected by Vendor pursuant to Paragraph 3 above; and, in addition, Customer shall indemnify and hold Vendor harmless from payment of any taxes, including but not limited to sales, use, or personal property taxes and excluding corporate taxes or taxes on Vendors income when, and if, Vendor is required to pay such tax based on this Agreement. Customer has the right to contest these taxes.

18. LIMITATION OF REMEDY. Customer's exclusive remedy and Vendor's entire liability in contract, tort or otherwise, in the event that Vendor, exercising reasonable diligence and having made repeated efforts, is unable to comply with the requirements as set forth herein, shall be the payment of actual damages incurred, but not to exceed the actual contract price for the item as specified herein. Vendor's exclusive remedy shall be limited to actual damages incurred and not to exceed contract price.

19.     DEFAULT.

        a) If Customer should default on its obligations under this Agreement and such default continues for thirty (30) days after written notice thereof by Vendor, then Vendor may elect to terminate this Agreement and exercise any remedy


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


                existing at law or in equity, including the repossession of such items. As long as a bona fide dispute exists over payment or performance, Vendor shall not delay or terminate.

        b) Customer hereby agrees that at all times prior to making payment in full to Vendor, Customer shall:

                i)      Keep the System free from all liens and encumbrances;

                ii) Not use or permit the System, or any item, element or component thereof, to be used in any careless, reckless or negligent manner which is likely to be injurious to said products;

                iii) Not make or permit any alterations to said products without Vendor's prior written consent; and

                iv) Upon reasonable notice during regular business hours, permit inspection of the System by Vendor or Vendor's designated agent.

20. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given, upon dispatch, if sent registered mail or by facsimile transmission to the parties at the addresses listed on the first page of this Agreement, or to such other addresses as the parties may from time to time designate by appropriate notice, with a copy sent to Peter Laird, Customer's attorney, at Edelstein, Laird & Sobel, LLP 9255 Sunset Blvd., Suite 800, Los Angeles, CA 90069.

21. SCHEDULES. Any schedules referred to herein and/or attached hereto are, and shall be so considered, a part hereof just as if the material contained therein was included in the body of this Agreement.

22. HEADINGS NOT CONTROLLING. The paragraph headings contained in this Agreement are inserted for identification purposes only and shall not be deemed a part of this Agreement for purposes of interpretation.

23. SEVERABILITY. If any provision or provisions of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

24. ENTIRE AGREEMENT. This Instrument, including any schedules and the rider attached hereto, contains the entire agreement of the parties hereto and no modification, change or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing signed by all the parties hereto. No waiver of any of the terms or conditions of this Agreement shall be valid or binding unless the same is in writing signed by the party against whom such waiver is asserted. This Agreement supersedes all prior agreements or representations, whether oral or written, between the parties hereto relating to the subject matter hereof, and all such prior agreements or representations are hereby terminated.

25. CONSTRUCTION. Whenever used in this Agreement, the singular shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

26. LIMITATION OF WARRANTIES. Notwithstanding Article 18 and 19, warranties are limited to the provision of products and services as indicated in SCHEDULES A, B, C, D, E AND F and are in lieu of all obligations or liability on the part of the Vendor for loss of profits or damages including, but not limited to, direct, indirect special, incidental consequential, or exemplary damages, arising out of or in connection with the use or performance of the products and services sold hereunder.

27. EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the legal successors and assigns of the parties hereto.

28. GOVERNING LAW. This agreement shall be construed and enforced in accordance with the laws of the State of California.


        IN WITNESS WHEREOF, the parties have duly executed this Agreement this 19th day of March, 1998

VENDOR                                 CUSTOMER
Authorized Signature                   Authorized Signature


/s/ SCOTT FARR  3-20-98                /s/ MARTIN PUCHER  3-19-98


Scott Farr                             Martin Pucher
Vice President                         Vice President


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


SCHEDULE A - VENDOR SPECIFICATION

SCOPE OF PROJECT:

To provide software, consulting and professional services for 120 automated music formats using MPEG I Layer 2 WAV audio compression. Each format is to operate on a Windows95 PC and is to play scheduled audio events from local storage and be reasonably tolerant of server platform(s) failure. Microsoft NT 4.0/RAID 5 servers are to provide central play list management and audio storage. Play List Schedule programming occurs in Los Angeles and data is shared over a T1 data link with Denver, where all audio data and origination studio equipment is located.

Regardless of vendor source of supply of PC hardware, OMT is to be supplied with sufficient equipment to develop and test the complete system.


PLAY BACK SOFTWARE SPECIFICATION

The playback system is to utilize a single Windows95 PC playback engine and audio card, based on our current Oplog and MediaDisk software with modifications to support perpetual daily play list automation from the local drive, as opposed to direct playback from the file server. The software will locate audio and play schedule data from a central file server and download this data to a high capacity local drive for playback, prior to scheduled time. Tolerance of failed network connections will allow continuous operation during failure of server or network components. Upon restoration of network failure condition, the application should re-discover and re-establish these connections. Fading and segue specifications based on two audio streams will be supported as per Hukk Engineering DDC manual and implemented through the daily play list as exported from Selector. Support of Title/Track/Artist data output as per current specification, and additional functionality as indicated below.

*   Windows95 16 bit software development.

*   Utilize Antex SX9 audio card with AES/EBU and S/PDIF digital audio output.

* 2GB EIDE drive required >1400 stereo minutes local storage (MPEG 1 Layer 2, Stereo, 44.1K Sample, 192Kbps).

*   Peak leveling parameter that mimics the current DSS leveling software.

*   Online / real time editing of play schedules.

*   Local real time and remote off line audio data search and edit.

*   Ability to edit song cross-fade parameters.

* Current play schedule to loop and report if a required daily play schedule is unavailable and load the required play schedule when it becomes available.

*   The ability to view last 60 minutes of play schedule events.

* Support 4 Title/Track/Artist (specification as currently implemented), RS232 data streams via Digiboard or equivalent.

*   Ability to insert and edit the outgoing order of TTA data fields.

*   Ability to switch TTA fields to accommodate promotional text displays.

* Utilize PC function keys to operate various operations of the software eliminating reliance on a mouse.

* Create and update a daily event/error log, per format, providing date and time stamped entries of errors encountered and pertinent data in the execution of scheduled activities.

* Ability to sync play schedule to current time (implemented within play schedule).

*   The audio storage database is organized by server, category and cut number.

XXXXXX - 6 character server name (DMX999)
XXX - 3 character category (RET - Retro)
XXXX - 4 digit cut number (9999)


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


OPERATIONS AND PROGRAMMING SOFTWARE SPECIFICATION

Daily play list creation and associated TTA data to be supported through Selector export and, as required, conversion utilities to support conversion to playback daily log formats.

Application to FTP transfer of play schedules from Los Angeles to Denver.

Editor application to support viewing and editing of daily schedules.

Reporting application to support viewing, printing and exporting of data from the event/error log.

WEB monitoring application providing HTML display of channel status (2 closures/states per format), forward play schedule availability, TTA data of current play schedule event. Required PC and electronic hardware is not included, specifications will be supplied.

ENCODING STATION SOFTWARE SPECIFICATION

The MediaTouch Format Recorder, as implemented for DMX, will be an MS-DOS application based on the MediaTouch Network Recorder. The application will provide dual simultaneous recording streams via AES/EBU input from a Pioneer V3200 CD AutoChanger operated by the DMX current playback software, DSS. The TTA RS232 data stream will provide cut identification during the record process.

HARDWARE

Equipment procurement, configuration and facilities including wiring, racks and required labor are the responsibility of DMX Inc. MediaTouch can provide additional consulting and design assistance outside the scope of this agreement for additional cost.

OTHER AGREED TO ITEMS

1. MediaDisk Audio Playback software and UltraTools Log Management software licenses:
    1st 120 channels implemented by DMX [*]
    121 through 240 channels implemented by DMX [*]
    241 through 360 channels implemented by DMX [*]
    361 and more channels implemented by DMX [*]

2. Software license fees shall be applicable to channels as implemented and on the air delivering music to DMX subscribers. Licenses may be transferred to other DMX locations upon notification to MediaTouch. License fees are not refundable for channels removed from delivering audio to DMX subscribers but may be transferred or used at a future date on new or other DMX music services.

3. Software upgrades will be made available to DMX at no additional cost throughout the warranty period, thereafter for licenses covered by an Annual Maintenance Agreement. Maintenance Agreement fees, on a per license basis, to be at a mutually agreeable price.

4. A one-time engineering fee of $45,000.00 for the enhancement of MediaDisk based on a mutually acceptable Statement of Work and System Specification, to be negotiated.

5. WEB monitoring software for silence alarm and TTA data shall be provided at no additional charge based upon a mutually agreed specification. Complete specification for the WEB monitoring software has not yet been defined. Any

----------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


    cost outside the development, supply and integration assistance of software developed by MediaTouch is the responsibility of DMX. If a feature specified requires a hardware component or a Third-party software product and MediaTouch is asked to supply and integrate this product or component then, costs plus a reasonable handling charge would apply.

6. Call center and telephone consulting support shall be at no additional cost for the first two (2) years. For the Third and subsequent years support shall be charged annually at a mutually agreeable price.

7. DMX shall procure and provide all hardware, installation labor, installation drawings, hardware technical support, rack hardware and wiring. MediaTouch will provide consulting services as required during the design and procurement. Other professional services as required and not covered within the scope of this agreement, and not requiring onsite services, shall be charged at $250.00 per day plus materials.

8. The MediaTouch Log Management software shall be modified as required to support the RCS Selector export file used by DMX and shall be compatible with a mutually agreeable overall Server Studio specification incorporating elements of our proposed specification dated 8/28/97.

9. DMX Inc. and OMT Technologies Inc. have executed a mutually agreeable Non-Disclosure Agreement.

10. After initial installation and acceptance testing by DMX, MediaTouch shall provide a two-year software warranty providing timely fixes for any software deficiencies discovered based on the scope and specification agreed upon. Changes or enhancements required by DMX outside the scope or specification shall be provided at a professional services rate of $250.00 day plus materials or onsite services as required.

11. DMX Inc. and MediaTouch shall negotiate a mutually acceptable progress payment schedule and project sign-off procedure that shall include a $55,000.00 initial deposit for software and services. Third-party software required to be supplied by MediaTouch shall be based on mutually agreeable terms and conditions at time of order.

12. User manuals, top level software descriptions and trouble shooting procedures shall be provided for all software components as required and in a mutually agreeable format.

13. Source code and documentation required to maintain and support the installed software shall be placed in a Source Code Escrow Agreement, to protect the interests of DMX Inc. as related to installed MediaTouch software in the event of OMT Technologies Inc. ceasing operations or acquisition or sale to another business entity. The cost of maintenance to a mutually agreeable Source Code Escrow Agreement shall be included in the to be negotiated Annual Software Maintenance Agreement.

SCHEDULE B - HARDWARE

--------------------------------------------------------------------------------------
QTY     PART NUMBER              DESCRIPTION                   PRICE         EXTENSION
--------------------------------------------------------------------------------------
                        No Hardware is supplied by OMT
--------------------------------------------------------------------------------------
                                                               TOTAL
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


SCHEDULE C - SOFTWARE

------------------------------------------------------------------------------------------------------------------------
QTY       PART NUMBER                        DESCRIPTION                    LICENSE ID         PRICE           EXTENSION
------------------------------------------------------------------------------------------------------------------------
120     MediaDMX                     Digital Audio Playback Software                        Schedule A
 1      MediaBGR-Custom              Format Record Software                                 Schedule A
                                     Site License - Denver
 1      MediaMONITOR                 WEB Monitoring Software                                Schedule A
------------------------------------------------------------------------------------------------------------------------
                                                                                               TOTAL
------------------------------------------------------------------------------------------------------------------------

SOFTWARE LICENSE AGREEMENT

1.  Definition.

        "Licenser" means the Vendor and developer of the software.

        "Licensee" means the Customer and the licensed user of the software.

        "Software" means all computer programs identified in SCHEDULE C and developed by the Vendor.

        "Documentation" means material related to the software provided to a Customer.

2. Limited Use License. In consideration of Licensee's payment of the license fee to Licenser, Licenser grants to Licensee and Licensee accepts a non-transferable, non-exclusive limited use license to use the software on the equipment identified herein under the terms and conditions stated herein. Licensee may: (a) use the software only on the single computer processing unit ("CPU") or network designated on the License Agreement; (b) make two copies of the software in any machine-readable form for operational or archival backup use, but only on the designated CPU or network; and (c) use the Software on any other equipment provided this License Agreement is accordingly amended and appropriate fees are paid. Licensee shall: (a) maintain records of the number and location of any such copies, in whole or in part, of the software and upon request shall make such records available to Licenser; (b) reproduce and include all copyright notices (including each copyright notice applicable to the third-party software products merged and included in the software on any copy; and (c) not reverse engineer, disassemble, de-compile, reverse translate, or in any manner decode the software in order to derive any source code form of the software. Licensee shall not rent, provide or lease the software to others.

3. Software Copies. The software, or any copy, modification or merged portion, may not be used, copied, modified or transferred, in whole or in part, except as expressly provided herein. If possession of the software, or any copy, modification, or merged portion thereof is transferred to any other party, this license agreement is automatically terminated, unless otherwise agreed.

4. Protection and Security of the software. Licensee agrees: (a) that the software is confidential, contains trade secrets and information that derive substantial independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; that the software is proprietary to Licenser; and that the software is protected by copyrights owned by Licenser under the Copyright Act of the United States and Canada;
    (b) that Licenser owns the original and copies of the software; (c) to take all reasonable steps to safeguard and to prevent the unauthorized or inadequate disclosure or use of any part of the software in any form to any third-party; and (d) not to copy or reproduce the software or any part thereof, except as permitted hereunder. The obligations under items (c) and
    (d) shall survive the termination of this Agreement.

5. Limited Warranties. Licenser warrants that the software will perform in the manner specified in the documentation furnished with the software and in compliance with SCHEDULE A, but only if the software is used on and with the features and configuration of the components specified in the documentation or software otherwise provided by licenser. This warranty will not be changed by the rendering of technical, programming or other advice or service by the Licenser or its agents. If modifications or changes are made to the software other than as directed or approved by the Licenser, in writing, then this warranty is void.

6. The foregoing warranties of Licenser do not extend to any software which has been damaged as a result of accident, misuse, abuse or as a result of service or modification by anyone other than Licenser or their agents. Except as expressly set forth above, no other warranties, either expressed or implied, are made with respect to the software, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose, and Licenser expressly disclaims all warranties not stated herein. Licensee assumes the entire risk as to the quality and performance of the software. This warranty gives Licensee specific legal rights, and Licensee may also have other rights which vary from state to state and province to province. Licensee's sole remedies and the entire liability of Licenser is as set forth above. In no event will Licenser be liable to Licensee or any other person for any extraordinary damages, causes of action arising out of this Agreement or the performance of this Agreement or any

--------------------------------------------------------------------------------
               USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500
             Canada - 6588 King Edward Street Winnipeg, MB. R3H OP2
        Toll Free (888)665-0501 Phone (204) 786-3994 Fax (204) 783-5805
                               Email omt@omt.net
                               Document #PP120997

                               [MEDIATOUCH LOGO]


    action related to this Agreement, including, but not limited to, any incidental or consequential damages, expenses, lost profits, lost savings or other damages arising out of the use of or inability to use the software.

7. License and Other Fees. In consideration of the License granted herein, Licensee agrees to pay Licenser the License fee stated in SCHEDULE A hereof. Training, education, or installation of the software are not included in the License fee, and will be provided at the price stated in SCHEDULE D. If any provision of this Agreement is declared illegal, null or void or contrary to public policy, it shall be deleted and shall not affect the validity of any other term or condition of this Agreement. Licensee may not Sub-license, assign rights or delegate duties hereunder, or transfer the License or the software, except as expressly provided in this Agreement.


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


SCHEDULE D - SERVICES

----------------------------------------------------------------------------------------------------------------
QTY                                   DESCRIPTION                                        PRICE         EXTENSION
----------------------------------------------------------------------------------------------------------------
            Operational and technical training as required by Customer within the      included         included
            warranty period

----------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL
----------------------------------------------------------------------------------------------------------------

** PRICE for services set out under the terms of this Agreement shall be provided for according to prices and quantities as stated in SCHEDULE D unless a fixed fee service is provided and is indicated as such in SCHEDULE D. Service fees exclude charges for equipment, supplies, travel, lodging, third-party services and incidental expenses, unless otherwise indicated. Charges for services, approved by the Customer, over and above the contract amount are due and payable upon presentation of invoice. All applicable Federal, Provincial, State and Municipal taxes are extra.

SCHEDULE E - SUPPORT

----------------------------------------------------------------------------------------------------------------
QTY                                   DESCRIPTION                                        PRICE         EXTENSION
----------------------------------------------------------------------------------------------------------------
1           2-year Software and Telephone Support Warranty                               N/C

----------------------------------------------------------------------------------------------------------------
                                                                                        TOTAL             N/C
----------------------------------------------------------------------------------------------------------------

Toll-free telephone support for two (2) years from date of installation for all software included within this Agreement. Annual Support Agreements and software updates are available for an additional charge.

SCHEDULE F - PAYMENT SCHEDULE

--------------------------------------------------------------------------------------------------
DUE DATE                             DESCRIPTION                                          AMOUNT
--------------------------------------------------------------------------------------------------
Initial        10,000.00 Deposit plus 45,000.00 development fee                          55,000.00
Phase 1        60 License Fees, upon functional acceptance of software                  110,760.00
Phase 2        60 License Fees less 10,000.00 deposit, upon implementation and Final    100,760.00
               Acceptance of software
--------------------------------------------------------------------------------------------------
                                                                               TOTAL    266,520.00
--------------------------------------------------------------------------------------------------

SCHEDULE G - IMPLEMENTATION SCHEDULE

---------------------------------------------------------------------------------------------------
TARGET DATE     DESCRIPTION                                                          RESPONSIBILITY
---------------------------------------------------------------------------------------------------
                Meeting all specifications and deliverables within 90 days from date of contract and deposit.
---------------------------------------------------------------------------------------------------

SCHEDULE H - CUSTOMER SUPPLIED EQUIPMENT AND FACILITIES

--------------------------------------------------------------------------------
QUANTITY        DESCRIPTION
--------------------------------------------------------------------------------
                All computer hardware, operating system software, audio
                equipment, facilities and all required labor are the
                responsibility of DMX Inc.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


                                      RIDER

        This Rider ("Rider") is attached and made a part of that certain Purchase Agreement (the "Purchase Agreement," and together with this Rider, the "Agreement") dated March 19, 1998, between OMT Technologies Inc. T/A Media Touch ("Vendor") and DMX Inc. ("Customer"). In the event of inconsistency or conflict between the Purchase Agreement and this Rider, this Rider shall control. Notwithstanding anything to the contrary contained in the Purchase Agreement, Vendor and Customer agree as follows:

1. To fulfill the requirements of SCHEDULE A attached to the Agreement, Vendor recommends the software manufactured, developed or supplied by Vendor and other components to be supplied by Vendor described on SCHEDULE C attached to the Agreement (the "Manufacturers" Software") together with substantial modifications to the Manufacturers' Software and custom programming to be performed by Vendor and more fully described in SCHEDULE C (the "Custom Portions"). The Manufacturers' Software and the Custom Portions are sometimes herein referred to collectively as the "System."

2. For all purposes of the Agreement, all references to the "System" shall be deemed to include all components, equipment, program products, systems, services, training and documentation referenced in the Agreement or necessary to enable the System to operate in accordance with all Vendors' published specifications with respect thereto, SCHEDULE A and all of the terms and conditions of the Agreement (collectively, the "Performance Standards"). Vendor agrees to provide the necessary skills and services to design, develop, test, document and install the Custom Portions and other necessary design and implementation services so that the entire System meets the "Performance Standards."

3. Vendor hereby assigns, grants and conveys to and for the benefit of Customer all warranties (and all rights thereunder) which any applicable vendor has granted or will grant to Vendor with respect to any item of the Manufacturers' Software or which such vendor authorizes Vendor to pass on to a customer buying or licensing any item of Manufacturers' Software. Vendor hereby represents and warrants to Customer that it possesses all rights necessary, and is duly authorized and empowered to assign, grant and convey such warranties to Customer. Vendor warrants that the warranty service it provides shall be performed in a competent manner by qualified, trained maintenance personnel. During any period that warranty or maintenance services are being provided by Vendor, Vendor shall also make available to Customer all revisions, modifications and enhancements to any of the Manufacturers' Software or Custom Portions which are made available without additional charge (other than normal maintenance fees) to any other customer of Vendor or any other applicable vendor. Revised programs shall themselves be warranted for an additional twelve
(12) months. In no event shall Vendor suspend or terminate the maintenance commitment unless Customer is in default as hereinafter provided. Vendor may suspend maintenance service if Customer is in default in payment of any amount due hereunder for a period of thirty (30) days after written notice to Customer of such default. Customer may, at its option, pay under protest any amount allegedly due hereunder for maintenance service without waiving any of its rights whatsoever.

4. Vendor represents and warrants to Customer that: (a) the System will be capable of fulfilling all of Customers current and reasonably anticipated needs in an efficient and commercially desirable and competitive manner; (b) there are no problems or defects, including viruses, known to Vendor in the System; (c) the System does not contain any limitations which would render the System unsuitable for use by Customer in processing its own applications and those of its current divisions, subsidiaries or affiliates, or presently contemplated future divisions, subsidiaries or affiliates; (d) the System will operate and conform in all respects during the term hereof in accordance with the Performance Standards; (e) the System will meet all applicable local, state and federal codes, laws, regulations and tariffs, and that Vendor has no knowledge of any pending or proposed change in such codes, laws, regulations or tariffs which the System as installed would not meet.

5. The remedial rates charged to Customer shall be the lowest such rates charged any Customer of Vendor for comparable service. The rates may be increased annually but to no more than the lesser of (a) the lowest rates then being charged any Customer of Vendor for comparable service, or (b) five percent (5%) of the previous year's rates. No additional charges shall be applied for service unless the service and charges are approved in writing by a duly authorized representative of Customer. Such charges must be identified in the contract or in a duly executed written change order. Vendor must warrant that all prices and charges are the lowest it offers any Customer for comparable products and services.

6. For purposes of the Agreement, the term "installation" or "installed" shall mean that all items described as part of the Manufacturers' Software and all other items necessary to enable the Manufacturers' Software and the Custom Portions


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


to operate as contemplated by Schedule A are placed in good working order and such items are able to function in accordance with (a) all published benchmarks, standards and systems specifications for such items and (b) all Performance Standards with respect to the performance or characteristics of such items to the extent applicable thereto, and the System has operated at an "Effectiveness Level" of ninety-eight percent (98%) for ten (10) business days. The "Effectiveness Level" of the System shall be computed by dividing the actual time (expressed in hours and whole minutes) of operation in compliance with the Performance Standards during the period of measurement ("Operational Use Time") by the sum of Operational Use time and the actual time (expressed in hours and whole minutes) in such period during which the System or any component part thereof is inoperative, or downgraded below the Performance Standards, or unable to perform productive work expressed as a percentage ("Downtime"). Downtime shall be measured from the time Customer makes a bona fide attempt to notify Vendor (orally or in writing) during the scheduled period of maintenance of such condition and shall continue until the System or affected portion thereof is returned to fully operational status in accordance with the Performance Standards. Vendor agrees to provide to Customer all of its available information and all information of which it has knowledge relating to the maintenance problems that users of systems similar to the Manufacturers' Software have experienced and Vendor's recommendations as to the best methods of minimizing the impact of such problems.

7. Customer shall retain title to all data or information supplied to or obtained by Vendor hereunder and all files containing such data ("Customers Data") and the media on which Customers Data reside. All of Customer's Data shall be subject to the confidentiality provisions below. Upon Final Acceptance of the System or termination of the Agreement for any reason, the right of Vendor to possess and use Customer's Data for any reason whatsoever shall terminate and Vendor agrees immediately to deliver to Customer all of the Customers Data and all copies thereof possessed by Vendor. Vendor shall, at that time, also certify in writing to Customer that it has fulfilled its obligations under this Section.

        (a) Vendor hereby acknowledges that Customer's Data contains sensitive information and valuable trade secrets of Customer relating to its business and critical to its competitive position in the marketplace. Accordingly, Vendor hereby agrees to observe complete confidentiality with regard to Customer's Data; not to disclose or otherwise permit to any third person or entity access to the Customers Data without Customers prior written permission (except that such disclosure or access shall be permitted to an employee of Vendor to the extent required by such employee in the course of performing Vendors obligations hereunder or, with Customer's prior written consent, to any other third party or entity to the extent required to enable Vendor to perform its obligations hereunder); to ensure that Vendor's employees or subcontractors participating in the performance of Vendor's obligations hereunder are advised of the confidential nature of Customers Data and to ensure by agreement or otherwise that they are prohibited from copying or revealing, for any purpose whatsoever, Customers Data (or any part thereof), or from taking any action prohibited to Vendor under this subsection, except that such copying or revealing shall be permitted to an employee or subcontractor of Vendor to the extent required by such employee or subcontractor in the course of performing Vendor's obligations hereunder, or, with the prior written consent of Customer, to any other third party or entity to the extent required to enable Vendor to perform its obligations hereunder; to notify Customer promptly and in writing of any circumstances of which Vendor has knowledge surrounding any possession, use or knowledge of Customers Data (or any part thereof) by any person or entity other than those authorized hereunder. Vendor's obligations under this Section shall survive any expiration or termination of the Agreement.

        (b) Because of the unique and proprietary nature of the Customers Data, it is understood and agreed that Customers remedies at law for a breach by Vendor of its obligations under this Section will, in all likelihood, be inadequate and that Customer shall, in the event of such breach, be entitled to equitable relief (including without limitation injunctive relief, specific performance or other equitable remedies) in addition to all other remedies provided hereunder or available at law.

8. All material, data, information, reports, specifications, tapes, programs, documentation, diagrams, either written or readable by machine, tangible or intangible which are provided by Customer to Vendor or which are prepared by Vendor specifically for delivery to Customer hereunder and which are incorporated into the Custom Portions shall be the sole and exclusive property of Customer and shall be considered Customer's proprietary materials (the "DMX Proprietary Materials"). Customer shall at all times retain title to the DMX Proprietary Materials; provided, however, that risk of loss to the DMX Proprietary Materials shall be borne by Vendor until Final Acceptance of the System (or earlier termination of the Agreement) and the delivery of all DMX Proprietary materials and copies thereof to Customer pursuant hereto.


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


        (a) Customer shall have the right from time to time in its sole discretion during the performance by Vendor of its obligations hereunder to request that Vendor deliver to Customer copies of any or all of the DMX Proprietary Materials in whatever state of development they may exist at the time of such request, including source materials and related documentation. Any copies of DMX's Proprietary Materials so requested by Customer shall be delivered by Vendor within three (3) days from the date of such request.

        (b) Upon Final Acceptance of the System or earlier termination of the Agreement for any reason, Vendor's right to possession and use of the DMX Proprietary Materials in connection with the performance of its obligations hereunder shall terminate and Vendor agrees immediately to deliver to Customer all of the DMX Proprietary Materials and all copies thereof possessed by Vendor. Vendor shall, at that time, also certify in writing to Customer that it has fulfilled its obligations under this Section.

9.      Vendor shall provide to Customer:

        (a) A reasonable number of complete sets of operating manuals, including complete specifications and operating manuals for the Custom Portions. The operating manuals shall be comprehensive enough to enable a person of average intelligence, not skilled in the operation of equipment such as that contemplated by the Agreement, to operate the System efficiently and adequately. The specifications documentation shall be comprehensive and detailed.

        (b) A reasonable number of complete source code listings (including related job control statements and annotations) of the System. The complete source code listings shall be treated by Customer as proprietary and confidential.

        (c) Replacement copies of complete source code, System specifications and operating manuals at no charge upon request.

10. Upon completion of preliminary acceptance testing, the System shall undergo final acceptance testing in accordance with the implementation schedule described in SCHEDULE G attached to the Agreement and the following procedures:

        (a) All Manufacturers' Software and Custom Portions of the System shall be run by Customer in a live or simulated environment whereby performance in accordance with the Performance Standards is undertaken by Customer for a period of forty-five (45) calendar days commencing on the first business day on which such testing is first conducted to demonstrate to Customer's satisfaction (to be evidenced by written acceptance by Customer) that the entire System will function in accordance with the Performance Standards;

        (b) Customer may process all data as Customer may reasonably determine shall be necessary to demonstrate to Customer's satisfaction the System's ability to function without system failures;

        (c) During such forty-five (45) calendar day period, Vendor shall promptly correct all system failures, and shall completely document all such corrections;

        (d) Customer shall accept the System in writing ("Final Acceptance") at the conclusion of such forty-five (45) calendar day period if the system has performed during the last ten (10) business days thereof without any system failures and at an Effectiveness Level of ninety-eight percent (98%).

        (e) In the event that the System does not perform without system failures during such ten (10) business day period, final acceptance testing, at the option of Customer (to be exercised in its sole discretion and without prejudice to any of its rights hereunder), shall continue pursuant to this Section for a period of time not to exceed an additional thirty (30) business days. Customer shall accept the System in writing upon the conclusion of any consecutive ten (10) business days within such thirty (30) business day period during which the System has performed without any system failures; and

        (f) Whether or not Final Acceptance has been achieved pursuant to this Section, Vendor shall promptly correct all system failures identified by purchaser, and shall thoroughly document such corrections.

11. The cost of and time required for all final acceptance testing is included in the purchase price and taken into account in determining the implementation schedule.

12. In addition to any other remedies available to Customer hereunder, the amounts payable by Customer to Vendor pursuant to the Agreement shall be reduced by three thousand dollars ($3,000.00) for each day that Final Acceptance is delayed beyond its final date for completion in the implementation schedule (SCHEDULE G).

13. Upon a material breach by Vendor of its obligations, and after notice to Vendor of such breach and a reasonable opportunity to cure such breach, Customer may, at its option to be exercised in its sole discretion and in additional to any other rights or remedies to which Customer may be entitled hereunder or at law or in equity:


--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


        (a) Require that Vendor return all amounts previously paid by Customer to Vendor hereunder within five (5) days after notice to Vendor from Customer demanding such payment, and upon such payment, title and risk of loss to the System shall pass to Vendor; or.

        (b) Upon notice to Vendor, terminate further performance by Vendor of all or any portion of Vendors obligations hereunder and, at Vendor's expense, seek assistance from other persons or entities in completing performance of such obligations.

14. For each calendar day after any due date that Vendor has failed to achieve a task or deliverable, Customer, at its option, shall be entitled to the following payments or credits ("Delay Credit"): (i) for the first fifteen (15) calendar days after each such due date, the Delay Credit shall be Five Hundred Dollars ($500.00) per calendar day; (ii) for the next fifteen (15) calendar days after the unmet due date, the Delay Credit shall be One Thousand Dollars ($1,000.00) per calendar day; and (iii) thereafter, the Delay Credit shall be Two Thousand Dollars ($2,000.00) per calendar day.

15. Nothing in the Agreement shall limit Vendor's liability for any claim respecting Vendors willful misconduct or failure to act, or respecting personal injury or property damage arising out of the negligence of Vendor or its employees, agents or subcontractors in performance of maintenance services.

16. Customer may change the sites of any of its operations, and may assign or transfer any of its rights under the Agreement to any direct or indirect affiliate or successor in interest of Customer, or to any person or entity to whom Customers operations are assigned or transferred.

AGREED, ACKNOWLEDGED AND ACCEPTED BY:

OMT TECHNOLOGIES INC T/A                DMX INC
MEDIA TOUCH


By: [SIG]  3-20-98                      By: [SIG]  3-19-98
    Scott Farr                              Martin Pucher




--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997

                               [MEDIATOUCH LOGO]


                                 AMENDMENT NO. 1

THIS AMENDMENT NO.1 ("Amendment") is made as of this 19th day of March, 1998, by and between OMT Technologies Inc. T/A Media Touch ("Vendor") and DMX Inc. ("Customer"), with respect to that certain Agreement dated concurrently herewith by and between Vendor and Customer (the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. Notwithstanding anything to the contrary contained in the Agreement, the Vendor acknowledges and agrees that the fees and items described in Schedule A to the Agreement in provision "1." of the section entitled "Other agreed to items" are applicable to, and include authorization to Customer for, the utilization of all or any part of the System software by Customer and/or Customer's licensees and/or affiliates to deliver music programming content to Customer's affiliates and/or licensees (and correspondingly to their respective customers and/or licensees) including, without limitation, by granting licenses or sub-licenses.

2. Except as specifically provided otherwise hereunder, all terms and conditions of the Agreement shall remain and continue in full force and effect.


OMT Technologies Inc.
T/A Media Touch                                      DMX Inc.






By: /s/ [SIG]                           By: /s/ [SIG]
        Scott Farr                          Martin Pucher
                                            L.A. Troxel, President




--------------------------------------------------------------------------------
   USA - 2480 S.E. 52nd Street Ocala, FL. 34480-7500 Canada - 658 King Edward
                          Street Winnipeg, MB. R3H OP2
 Toll Free (888)665-0501 Phone (204)786-3994 Fax (204)783-5805 Email omt@omt.net

                               Document # PP120997